Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Trinseo S.A. on Form S-8 of our report dated February 28, 2014, relating to the consolidated financial statements of Americas Styrenics LLC and its subsidiaries as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, appearing in the prospectus dated June 11, 2014 included in Registration Statement No. 333-194561 of Trinseo S.A.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

June 23, 2014